UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 17, 2010 (Date of earliest event reported)

ALLIED NEVADA GOLD CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-33119	20-5597115
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

9790 Gateway Drive, Suite 200, Reno, Nevada 89521

(Address of principal executive offices)

(775) 358-4455

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On May 17, 2010, Allied Nevada Gold Corp. (the “Company”) entered into an underwriting agreement with Cormark Securities Inc., GMP Securities L.P., Canaccord Genuity Corp., Dundee Securities Corporation, Desjardins Securities Inc., National Bank Financial Inc. and Dahlman Rose & Company, LLC (collectively, the “Underwriters”). Pursuant to the underwriting agreement, the Company has agreed to sell an aggregate of 13,000,000 shares of common stock to the Underwriters at a price of Cdn$21.00 per share. The Company has also granted the underwriters a 30-day option to purchase an additional 1,800,000 shares of its common stock to cover over-allotments. Pursuant to the terms of the underwriting agreement, the Company has agreed to pay the Underwriters a commission of 6.2% (Cdn$1.302 per share) in consideration of the Underwriters’ services in connection with the offering, and the Company has agreed to reimburse the Underwriters for legal and other expenses. The closing of the transaction is expected to take place on June 3, 2010, subject to satisfaction of customary closing conditions. A copy of the underwriting agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference.

The common stock to be sold pursuant to the Underwriting Agreement was registered pursuant to an effective automatic shelf Registration Statement on Form S-3 (Registration No. 333-166766) that the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended. In connection with the offering, the Company filed with the Commission a preliminary prospectus supplement dated May 17, 2010, related to the offering described above.

The foregoing description of the underwriting agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit hereto. The underwriting agreement contains representations and warranties by each of the parties thereto. These representations and warranties have been made solely for the benefit of the other party to the underwriting agreement and:

•	were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified in the underwriting agreement by disclosures that were made to the other party in connection with the negotiation of the underwriting agreement;

•	may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and

•	were made only as of the date of the underwriting agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. Additional information about the Company may be found elsewhere in the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of May 17, 2010, among Allied Nevada Gold Corp., Cormark Securities Inc., GMP Securities L.P., Canaccord Genuity Corp., Dundee Securities Corporation, Desjardins Securities Inc., National Bank Financial Inc. and Dahlman Rose & Company, LLC

SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

Allied Nevada Gold Corp.

Dated: May 17, 2010	By:	/s/ Hal D. Kirby
Hal D. Kirby Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of May 17, 2010, among Allied Nevada Gold Corp., Cormark Securities Inc., GMP Securities L.P., Canaccord Genuity Corp., Dundee Securities Corporation, Desjardins Securities Inc., National Bank Financial Inc. and Dahlman Rose & Company, LLC